United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2016

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Except for historical facts, all matters discussed in the Press Release attached to this Current Report, which are forward-looking, involve a high degree of risk and uncertainty. Certain statements in this Press Release set forth management’s intentions, plans, beliefs, expectations, or predictions of the future based on current facts and analyses. When we use the words “believe”, “expect”, “anticipate”, “estimate”, “intend” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated in such statements, due to a variety of factors, risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other companies within the Educational Industries, economic conditions in the Company’s primary markets, exchange rate fluctuation, reduced product demand, increased competition, inability to produce required capacity, unavailability of financing, government action, weather conditions and other uncertainties, including those detailed in the Company’s SEC filings. The Company assumes no duty to update forward-looking statements to reflect events or circumstances after the date of such statements.

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 15, 2016 (executed February 17, 2016), the Company entered into an Asset Purchase Agreement with Thrust UAV LLC (“Thrust”). The purchase price for the assets acquired is $109,000, to be paid to Thrust creditors over the next nine months, plus a commitment of “at will” employment for EJ Duarte of Thrust, with a two year Covenant Not to Compete Agreement. The assets acquired include Thrust’s R&D inventory, tools and the full rights to the Thrust UAV name, trademark rights, branding, customer lists, supply chain, and web presence. In addition, PCS acquired the IP of Thrust UAV, which includes engineering designs, firmware, and drone specifications and production files.

The Thrust UAV business model focuses on two specific segments of the industry, the design and manufacturing of precision electronic solutions and the design and manufacturing of First Person View racing drones.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 7.01 Regulation FD Disclosure.

On February16, 2016, a Shareholder Update was posted on the Internet in our website providing a summary of recent events about the Company. The Shareholder Update can be viewed at the following web address: http://pcsv.global/shareholder-update-fy2016-q3-discussed/.

On February18, 2016, the Company also issued a Press Release on the Thrust asset purchase. See Item 9.01, Exhibit 99. The extended version of that Press Release can be viewed at the following web address: http://pcsv.global/initiatives/thrust-uav-and-drones/.

The information contained in this Item 7.01 and 9.01 in Exhibit 99, along with all references, is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such Section 18. Furthermore, the information contained in this Item 7.01 and in Exhibit 99 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01 Financial Statements and Exhibit

(b)	Exhibit No.	Exhibit Description

	99	Press Release dated February 18, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated: February 18, 2016	By:	/s/ Robert O. Grover
Robert O. Grover
Executive Vice President

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